UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on November 24, 2020 by Arcimoto, Inc. (the “Company”), the Company entered into an engagement letter agreement (the “Engagement Agreement”), dated November 23, 2020, by and between the Company and The Special Equities Group, a division of Bradley Woods & Co. Ltd. (“SEG”), pursuant to which the Company engaged SEG to act as placement agent for the registered direct offering of an aggregate of 1,000,000 shares of the Company’s common stock, no par value per share, at a purchase price per share of $15.25 for aggregate gross proceeds of approximately $15.25 million (the “Offering”).

The Company is filing this amendment to the above-referenced Form 8-K to report that the Company amended the Engagement Agreement to engage A.G.P./Alliance Global Partners (“A.G.P.”) to act as co-placement agent in the Offering. Pursuant to the Engagement Agreement, as amended, the Company agreed to pay SEG and A.G.P. a total cash fee equal to 8% of the gross proceeds received by the Company in the Offering, totaling approximately $1,220,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: November 24, 2020	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

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